UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported)	May 6, 2014

Berkshire Income Realty, Inc.
(Exact name of Registrant as specified in its charter)

Maryland	001-31659	32-0024337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Beacon Street, Boston, Massachusetts		02108
(Address of principal executive offices)		(Zip Code)

Registrants telephone number, including area code	(617) 523-7722

N/A
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 - DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 6, 2014 Berkshire Income Realty, Inc. (the “Registrant” or the “Company”) elected a President and Chairman of the Board, approved the expansion of the Board of Directors (the “Board”) to seven seats, and appointed new directors.

Charles B. Leitner III was named President and Chairman of the Board of Directors of the Registrant, effective May 6, 2014. In his role as Chairman and President, Mr. Leitner replaces Douglas Krupp as Chairman and David C. Quade as President. Mr. Leitner has been President of Berkshire Group, the operating group that includes Berkshire Property Advisors, L.L.C., (“Berkshire Property Advisors”) an affiliated company that is advisor to the Registrant.

The Registrant expanded the Board by adding two seats which brings to seven the total number of Directors. Accordingly, the Company appointed four new Directors, two to fill vacant seats and two to fill the newly created seats of the expanded Board.

In addition to Mr. Leitner, the Registrant announced the appointment of Matthew Hills, Richard Krupp and Michael Krupp to the Company’s Board of Directors. The Board has determined that Matthew Hills is independent under applicable Securities and Exchange Commission rules and regulations.

Mr. Leitner, 54, is currently President of Berkshire Group, responsible for overseeing Berkshire’s operations and investment activity. Mr. Leitner most recently served as Chairman and CEO of the ULI Greenprint Center for Building Performance, and as a member of the advisory board for SVP Global. Prior to Greenprint and SVP, Mr. Leitner spent 24 years at RREEF, a global real estate investment management business and a division of Deutsche Asset Management, where he held roles including Global Head and Chief Executive of RREEF. Prior to RREEF, Mr. Leitner held positions with GE Capital and TIAA-CREF. He holds a BA from the University of Pennsylvania.

Matthew Hills, 54, is Managing Director of LLM Capital Partners, where he is responsible for sourcing and closing investments, and working with leadership teams of portfolio companies to develop and execute growth strategies. Prior to LLM, Mr. Hills was Senior Partner of BG Affiliates, the private equity group within Berkshire Group, and the Chief Planning Officer of Berkshire Group. He also has held managerial and consultant positions with The LEK Partnership, Drexel Burnham Lambert, and Bain & Company. He holds an MBA from Harvard Business School and a BA from Brandeis University.

Richard Krupp, 35, is Co-Founder and Managing Partner of Pierpoint Capital, a New York City-based growth equity firm. He has over a decade of investment and portfolio management experience. Prior to Pierpoint, Mr. Krupp was a Senior Acquisitions Associate at Berkshire Property Advisors where he was responsible for executing investments in multifamily mortgage pools. He has also held roles at Berkshire Asset Management and American Property Financing. Mr. Krupp holds a BA from Boston University. Richard Krupp is the son of Douglas Krupp.

Michael Krupp, 36, is Co-Owner of Area Four restaurants in the Boston area and has experience in the restaurant, retail, and real estate industries. Prior to Area Four, Mr. Krupp was proprietor of The Achilles Project/Persephone, one of Boston’s only mixed-use retail and restaurant spaces, and was also formerly an Acquisitions Analyst for Berkshire Property Advisors. He also has held positions at KTR Newmark and Metropolitan Valuation Services. Mr. Krupp holds an undergraduate degree from Boston University. Michael Krupp is the nephew of Douglas Krupp.

The new directors, with the exception of Mr. Leitner, will receive annual fees in the amount of $40,000 for their services as non-employee board members. The fees are consistent with the annual fees paid by the Registrant to other non-employee members of the board. Mr. Leitner is not compensated by the Registrant for his services to the Registrant as a director; however, Mr. Leitner is compensated by Berkshire Property Advisors, for his services to Berkshire Group.

Douglas Krupp and Mr. Quade will no longer serve as members of the Board. Mr. Quade will remain with the Registrant as an Executive Vice President and will focus on other areas of Berkshire Group.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Berkshire Income Realty, Inc.

Date:	May 12, 2014	By:	/s/ David E. Doherty
		Name:	David E. Doherty
		Title:	Senior Vice President and Principal Financial Officer